Exhibit 4.3

SPECIMEN UNIT CERTIFICATE

NUMBER                  UNITS

U-

SEE REVERSE FOR CERTAIN

DEFINITIONS

CUSIP [●]

PCI MEDIA, INC.

UNITS CONSISTING OF ONE SHARE OF COMMON STOCK AND ONE WARRANT TO PURCHASE ONE SHARE

OF COMMON STOCK

THIS CERTIFIES THAT                                           is the owner of                  Units.

Each unit (“Unit”) consists of one (1) share of common stock, $0.001 par value per share (“Common Stock”), of PCI Media, Inc., a Delaware corporation (the “Corporation”), and one (1) warrant to purchase one (1) share of Common Stock (“Warrant”). Each Warrant entitles the holder to purchase one (1) share of Common Stock for $         per share (subject to adjustment). Each Warrant will become immediately exercisable beginning on                      (the “Separation Date”), and will expire on                     , 2024 or earlier upon redemption.

The shares of Common Stock and Warrants comprising the Units represented by this certificate are not transferable separately prior to the Separation Date. The terms of the Warrants are governed by a Warrant Agreement, dated as of                      , 2019, between the Corporation and Computershare Trust Company, N.A., as Warrant Agent, and are subject to the terms and provisions contained therein, all of which terms and provisions the holder of this certificate consents to by acceptance hereof. Copies of the Warrant Agreement are on file at the office of the Warrant Agent at 250 Royall Street, Canton, Massachusetts 02021, and are available to any Warrant holder on written request and without cost.

This certificate is not valid unless countersigned by the Transfer Agent and Registrar of the Corporation.

Witness the facsimile signature of its duly authorized officers.

President	Secretary

Countersigned and Registered:

By:
Computershare Trust Company, N.A.

PCI MEDIA, INC.

The Corporation will furnish without charge to each stockholder who so requests, a statement of the powers, designations, preferences and relative, participating, optional or other special rights of each class of shares or series thereof of the Corporation and the qualifications, limitations, or restrictions of such preferences and/or rights. This certificate and the Units represented hereby are issued and shall be held subject to the terms and conditions applicable to the securities underlying and comprising the Units.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	—	as tenants in common	UNIF GIFT MIN ACT	—		Custodian
(Cust)

(Minor)
TEN ENT	—	as tenants by the entireties
Under Uniform Gifts to Minors Act

(State)
JT TEN	—	as joint tenants with right of survivorship and not as tenants in common

Additional abbreviations may also be used though not in the above list.

For value received,                      hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

                     Units represented by the within Certificate, and do hereby irrevocably constitute and appoint

                                          Attorney to transfer the said Units on the books of the within named Corporation with full power of substitution in the premises.

Dated

(SIGNATURE)

Notice:	The signature(s) to this assignment must correspond with the name(s) as written upon the face of the certificate in every particular without alteration or enlargement or any change whatever.

Signature(s) Guaranteed By:

THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO S.E.C. RULE 17Ad-15).